As filed with the Securities and Exchange Commission on March 26, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KORRO BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-2324450
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Kendall Square, Building 600-700

Suite 6-401

Cambridge, MA 02139

(Address of Principal Executive Offices, Zip Code)

Korro Bio, Inc. 2023 Stock Option and Incentive Plan

Korro Bio, Inc. 2023 Employee Stock Purchase Plan

(Full title of the plan)

Ram Aiyar

President and Chief Executive Officer

Korro Bio, Inc.

One Kendall Square, Building 600-700

Suite 6-401

Cambridge, MA 02139

(Name and address of agent for service)

(617) 468-1999

(Telephone number, including area code, of agent for service)

Copies to:

Kingsley L. Taft, Esq.

Marianne C. Sarrazin, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Korro Bio, Inc. is filing this Registration Statement on Form S-8 for the purpose of registering an additional 400,826 shares of its common stock, par value $0.001 per share (the “Common Stock”), under the Korro Bio, Inc. 2023 Stock Option and Incentive Plan (the “2023 Plan”) and an additional 80,165 shares of Common Stock under the Korro Bio, Inc. 2023 Employee Stock Purchase Plan ( the “2023 ESPP”), pursuant to the provisions of each plan that provide for annual automatic increases in the number of shares of Common Stock reserved for issuance under each plan. In each case, the additional shares are of the same class as other securities for which a registration statement relating to the 2023 Plan and the 2023 ESPP has previously been filed and is effective. Accordingly, this registration statement incorporates by reference the contents of the registration statement on Form S-8 (File  No. 333-275354), filed with the Securities and Exchange Commission on November 6, 2023 relating to the 2023 Plan and the 2023 ESPP pursuant to General Instruction E, except with respect to Item 3. Incorporation of Documents by Reference and Item 8. Exhibits thereof.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 26, 2024;

(b)	Current Report on Form 8-K filed with the SEC on January 9, 2024; and

(c)

The description of the registrant’s common stock, par value $0.001 per share (the “Common Stock”) contained in the registrant’s Registration Statement on Form 8-A (File No. 001-39062), filed by the registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on September 23, 2019, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

All documents that the registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on October 17, 2019).

4.2	Certificate of Amendment to the Restated Certificate of Incorporation, dated November 3, 2023 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on November 6, 2023).

4.3	Certificate of Amendment to the Restated Certificate of Incorporation, dated November 3, 2023 (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed on November 6, 2023).

4.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on September 23, 2020).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	Korro Bio, Inc. 2023 Stock Option and Incentive Plan, and forms of award agreements thereunder (incorporated by reference to Exhibit 10.1 to the registrant’s Registration Statement on Form S-1/A filed on December 20, 2023).

99.2	Korro Bio, Inc. 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement on Form S-1/A filed on December 20, 2023).

107*	Filing Fee table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 26th day of March, 2024.

KORRO BIO, INC.

By:	/s/ Ram Aiyar
Name: Ram Aiyar Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Ram Aiyar and Vineet Agarwal, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ Ram Aiyar Ram Aiyar	President, Chief Executive Officer and Director Principal Executive Officer	March 26, 2024

/s/ Vineet Agarwal Vineet Agarwal	Chief Financial Officer Principal Financial Officer and Principal Accounting Officer	March 26, 2024

/s/ Ali Behbahani Ali Behbahani	Director	March 26, 2024

/s/ Nessan Birmingham Nessan Birmingham	Director	March 26, 2024

/s/ Jean-Francois Formela Jean-Francois Formela	Director	March 26, 2024

/s/ David L. Lucchino David L. Lucchino	Director	March 26, 2024

/s/ Rachel Meyers Rachel Meyers	Director	March 26, 2024

/s/ Timothy Pearson Timothy Pearson	Director	March 26, 2024